Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statements File Nos. 333-48026, 333-51656, 333-66676 and 333-107466, as amended, and the Form S-3 Registration Statements File Nos. 333-104305 and 333-112759, as amended, of our report, dated January 30, 2004, with respect to the consolidated financial statements of TeleCommunication Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Baltimore, Maryland
February 24, 2004